Exhibit 16.1

June 28, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read CNH Capital LLC’s Form S-4 dated June 28, 2012 and have the following comments related to the “Change in Auditors” section:

1.               We agree with the statements made in the first, second, third and fifth paragraphs.

2.               We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP